EXHIBIT 10.1


                              TRANSITION AGREEMENT


      Transition Agreement (this "Agreement"), dated as of January 31, 2006 (the "Effective Date") between MediaBay, Inc. ("MediaBay" or the "Company") and Patricia G. Campbell ("Campbell").

      1. Termination of Position as Chief Operating Officer. Effective as of the Effective Date, Campbell resigns from her position as Chief Operating Officer of MediaBay and from all other positions as an officer of MediaBay and its subsidiaries she may hold.

      2. Campbell 's Services.

      (a) MediaBay hereby engages Campbell to provide to MediaBay, and Campbell agrees to provide to MediaBay under the terms of this Agreement, the following services during the Term (defined below): (i) identifying and pursuing major marketing partnerships ("Marketing Partnerships"), including, but not limited to, Marketing Partnerships with Cracker Barrel, Reader's Digest, AARP, Parking Garages, EZPass or other transportation authorities, and (ii) any other special projects as directed by MediaBay's Chief Executive Officer ((i) and (ii) collectively, the "Services").

      (b) During the first three (3) months of the Term (January 31, 2006 through April 30, 2006), Campbell shall be required to devote her full time in connection with the provision of the Services and, during the last three (3) months of the Term (April 30, 2006 through July 31, 2006), shall be required to devote half her time in connection with the provision of the Services. The Services shall be performed under the direct supervision of the Chief Executive Officer of the Company and shall be performed at such times and places and in such manner (whether by conference, telephone, electronic communication or otherwise) as Campbell and the Company shall mutually agree.

      3. Term; Compensation; Benefits Reimbursement of Expenses. Campbell shall render the Services during the period from the Effective Date through July 31, 2006, subject to earlier termination, as provided herein (the "Term"). In exchange for the performance of the Services and specifically for the covenants contained in Sections 4 and 5 hereof, Campbell shall be compensated as follows:

      (a) MediaBay shall pay Campbell (i) a fee at the rate of $215,000 per annum, payable in accordance with the regular MediaBay payroll, during the first three (3) months of the Term, and (ii) a fee at the rate of $107,500 per annum, payable in accordance with the regular MediaBay payroll, during the last three
(3) months of the Term. Promptly following execution of this Agreement, Campbell will be: (x) paid for the 12 vacation days she accrued during calendar year 2005 and (y) reimbursed for all previously unreimbursed reasonable travel and business expenses heretofore incurred by Campbell in connection with her services, in accordance with normal Company policy. MediaBay shall continue to make the deductions to Campbell in accordance with its payroll and shall report her consulting earnings at year-end on a Form W-2.

      (b) Campbell shall be eligible, during the Term, to receive such medical, surgical, hospitalization, disability and life insurance benefits as are made available to executive employees of MediaBay. In addition, Campbell shall be entitled to take up to ten (10) days' vacation during the Term.

      (c) MediaBay shall, during the Term and through July 31, 2006, reimburse Campbell for bona fide out-of-pocket business expenses, to the extent such expenses relate to Campbell's performance of the Services, she actually incurs in the performance of the Services hereunder; provided however, that Campbell shall be required to obtain the written approval of the Chief Executive Officer or Chief Financial Officer prior to incurring any expense or related expenses in excess of $500. In addition, MediaBay will, during the Term, continue to provide Campbell with the use of the office and computer equipment Campbell currently uses without charge.

      (d) Campbell shall be entitled to a success fee equal to $1.00 for each Bona Fide Subscriber (defined below) in excess of 20,000 Bona Fide Subscribers. The term "Bona Fide Subscribers" means a customer who becomes a paying monthly subscriber of soundsgood.com services for a period of at least 60 days, and pays in full at least two monthly subscription fees and that was acquired by MediaBay during the Term or during the 12-month period thereafter from new marketing partnership entered into by MediaBay during the Term as a result of the Services.

      (e) The stock options previously granted to Campbell set on Part I of
Schedule I hereto shall remain exercisable for their full ten (10) years from the initial date of grant. The stock options previously granted to Campbell set forth on Part II of Schedule I hereto shall not be exercisable and shall terminate as of the date hereof.

      4. Noncompetition Covenant.

      (a) During the Term and for a period of two (2) years following the expiration of the Term, Campbell shall not for herself or on behalf of any other person, persons, firm, partnership, corporation or company, (i) engage, have an interest in, participate in or render any services to any business (whether as owner, manager, operator, licensor, licensee, lender, partner, equity holder, joint venturer, employee, consultant or otherwise) in substantial and direct competition with any business conducted by the Company or its subsidiaries at the time of termination (including the audio book, old-time radio and spoken audio digital download businesses and any businesses which are hereafter acquired by, merged with or transferred to the Company prior to such termination (collectively, the "Business")), or (ii) solicit or attempt to solicit the business or patronage of any person, firm, corporation, company or partnership, which had previously been an employee of the Company or its subsidiaries, for the purpose of engaging in the Business. Notwithstanding the foregoing, nothing herein shall prevent Campbell from owning stock in a publicly traded corporation whose activities compete with those of the Company and/or its subsidiaries, provided that such stock holdings are not greater than five percent (5%) of such corporation.

      (b) During the Term and for a period of two (2) years following the expiration of Term, Campbell shall not, directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Company's business activities including the solicitations of the Company's customers or vendors or persons listed on the personnel lists of the Company.

      (c) For purposes of clarification, but not of limitation, Campbell hereby acknowledges and agrees that the provisions of this Section 4 shall serve as a prohibition against her, during the Term and for a period of two (2) years following the expiration of the Term, from, directly or indirectly, hiring, offering to hire, enticing, soliciting or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee or customer of the Company, to discontinue or alter his, her or its relationship with the Company.

      5. Nondisclosure Obligation. Campbell shall not, during the Term and thereafter, except as may be required in the course of the performance of her duties hereunder, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any confidential information regarding the clients, customers or business practices of the Company acquired by Campbell, without the prior written consent of the Company; and Campbell also understands that she shall be prohibited from misappropriating any trade secret at any time during or after the Term. The term "confidential information" shall mean any and all information (oral or written) relating to the Company or to any of its affiliates, or to any of their respective activities, other than such information which (A) is or comes into the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of breach of the provisions of this Section 5, (B) was known to Campbell without obligation of confidentiality prior to its disclosure by the Company, as demonstrated by competent documentary evidence in Campbell's possession, (C) which properly becomes available to Campbell, under conditions which do not restrict further disclosure, from a third-party source who shall not have obtained such information either directly or indirectly from the Company or its affiliates, or (D) Campbell is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law.

      6. Termination.

      This Agreement may be terminated by the Company for Cause (defined below) immediately upon written notice to Campbell. In the event of termination by the Company for Cause, Campbell shall be entitled to no further compensation or benefits other than payment of amounts owed to Campbell through the date of such termination and reimbursement of expenses incurred through the date of termination in accordance with Section 3(c). For purposes of this Section 6, "Cause" shall mean that the Board of Directors of the Company has reasonably determined that Campbell has engaged in any of the following: (i) any material breach of Section 4 or 5 of this Agreement; (ii) any act or omission which constitutes a material breach of, or material failure or refusal to perform duties under this Agreement or any covenant or condition thereof after notice thereof and failure to cure the same within fifteen (15) business days (except that no such notice and right to cure shall apply to any breach of Section 4 or 5 hereof); (iii) any act constituting dishonesty, fraud, immoral or disreputable conduct or breach of fiduciary duty or other misconduct which is materially harmful (monetarily or otherwise) to the Company or its reputation; (iv) any conviction of a felony under applicable law; (v) refusal to abide by or implement a lawful directive of the Chief Executive Officer after notice of such and failure to cure the same within fifteen (15) business days; or (vi) gross negligence or gross misconduct of Campbell in the performance of her duties hereunder.

      7. Miscellaneous.

      (a) This Agreement contains, and is intended as, a complete statement of all of the terms of the arrangement between the parties with respect to its subject matter and supersedes all previous negotiations, promises, agreements and understandings with respect to those matters, whether oral or written.

      (b) No provision of this Agreement shall be waived, amended, modified, superceded, canceled, terminated, renewed or extended except in a written instrument signed by the party against whom any of the foregoing actions is asserted. Any waiver shall be limited to the particular instance and for the particular purpose when and for which it is given.

      (c) Campbell hereby agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses of the Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. Campbell hereby further agrees that the language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

      (d) The Company shall respond to third-party reference inquiries in respect of Campbell solely by stating, in words or substance, that Campbell voluntarily resigned from her employment with the Company, that her dates of employment were April 4, 2005 to January 31, 2006, that her service to the Company was satisfactory, and that she became a consultant to the Company in order to devote additional time to her family. Except for the filing of a Current Report Form 8-K with the Securities and Exchange Commission announcing Campbell's resignation and the execution of this Agreement, the Company shall not make any public or private statement concerning Campbell inconsistent with the preceding sentence. Campbell shall not disparage the commercial, business or financial reputation of the Company or any of its officers, directors or employees.

      (e) This Agreement, the Services to be performed and all rights hereunder are unique to Campbell and Campbell and may not be performed on Campbell's behalf by any person other than Campbell and may not be transferred or assigned by Campbell or by the Company at any time.

      (f) This Agreement shall be construed and enforced in accordance with the internal laws of the State of New Jersey without reference to its conflicts of laws provisions.

      IN WITNESS WHEREOF, the parties hereby execute this Agreement this 31st day of January 2006.

                                  MEDIABAY, INC.

                                  By: /s/ Robert Toro
                                      ---------------------------------------
                                      Name:  Robert Toro
                                      Title: Chief Financial Officer and Senior
                                      Vice President


                                  /s/ Patricia G. Campbell
                                  -------------------------------------------
                                  Patricia G. Campbell, individually

                                  SCHEDULE 1 TO
                              TRANSITION AGREEMENT

Part I

         No. of Shares         Exercise Price          Date Exercisable          Expiration Date
         -------------         --------------          ----------------          ---------------
          56,667                  $3.54                       4/4/05                  4/4/10
          28,333                  $3.54                       4/4/06                 4/4//10
          60,000                  $1.35                     12/31/05                12/31/15


Part II

         No. of Shares         Exercise Price          Date Exercisable          Expiration Date
         -------------         --------------          ----------------          ---------------
          28,333                  $3.54                       4/4/07                  4/4/10
          28,333                  $3.54                       4/4/08                 4/4//10
          30,000                  $1.35                     12/31/06                12/31/15
          30,000                  $1.35                     12/31/07                12/31/15
          30,000                  $1.35                     12/31/08                12/31/15


















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